UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 24, 2013 (September 20, 2013)

________________________________

NORFOLK SOUTHERN CORPORATION

(Exact name of registrant as specified in its charter)

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Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		(757) 629-2680
Norfolk, Virginia 23510-9241		(Registrant's telephone number, including area code)
(Address of principal executive offices)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Explanatory Note

As previously disclosed in the Current Report on Form 8-K filed on September 23, 2013 (the “Original 8-K”), the Registrant entered into a Consulting Agreement with Mr. John P. Rathbone on September 20, 2013.  This Form 8-K/A amends the Original 8-K to correct a typographical error in the Consulting Agreement furnished as an exhibit thereto.  For ease of reference, Item 1.01 of the Original 8-K is restated herein.

Item 1.01.       Entry into a Material Definitive Agreement

On September 20, 2013, the Registrant entered into a Consulting Agreement with Mr. John P. Rathbone pursuant to which Mr. Rathbone will, as requested by the Registrant, provide consulting services following his retirement with respect to various business matters, including strategic acquisitions and dispositions, capital raising activities and major financings, and business strategy planning.  The term of the Consulting Agreement is one year and may be renewed for an additional year upon mutual agreement between the Registrant and Mr. Rathbone.  Pursuant to the Consulting Agreement, Mr. Rathbone also agreed not to compete with the Registrant or solicit employees or customers of the Registrant for three years.  Mr. Rathbone will receive fees of $550,000 for his consulting services during the initial one-year term, as set forth in the Consulting Agreement.  The Consulting Agreement is attached hereto as Exhibit 10.1.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits

 The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Consulting Agreement by and between Norfolk Southern Corporation and John P. Rathbone dated September 20, 2013.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                            SIGNATURES

                                                            NORFOLK SOUTHERN CORPORATION

                                                            (Registrant)

                                                                    /s/ Howard D. McFadden

                                                            Name:  Howard D. McFadden
                                                            Title:    Corporate Secretary

Date:  September 24, 2013

                                                                 EXHIBIT INDEX

Exhibit Number	Description
10.1	Consulting Agreement dated September 20, 2013.